EX-24.1

GENERAL POWER OF ATTORNEY

I the undersigned Abdulaziz M AINarnlnh appoint and empower, by these present Vinod K Sareen to be my true and lawful attorney and, without prejudice to the general purport thereof, to perform anchor sign all or any of the actions, matters, agreements anchor documents hereinafter:

I. To request, to demand, to sue for, to receive, to collect and to hold amounts of money, sureties for money, debts, shares, merchandise and movable or immovable property which belong or shall belong to me or are owed or shall be owed to me by others or are or will be payable to me, whether by virtue of securities or of any balance or settlement of accounts or in any other manner whatsoever, to sign, execute and give valid receipts, discharges, releases and other discharges for all manner of assets, whether now or in the future including matters under claim, and in respect of all moneys, securities, sureties for moneys, merchandise, chattels and goods which do or shall belong or be due to me, whether by myself or jointly with any person, body or corporate body, in each case, solely to the extent that the foregoing relates to, or directly or indirectly arises from, my present or future debt and/or equity interests in US SolarTech, Inc ("UST").

2. In my name and in my place to settle, pay, finish, liquidate, arbitrate and compromise in respect of accounts, calculations, claims or disputes of any kind in which I have or shall at any time have an interest or which do or shall at any time affect me on connection with any person whatsoever, and to pay or receive any balance of any account, calculation, claim or dispute, as may be required from case to case, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

3. In my name and in my place to compromise and grant concessions or rebates with or to any person in respect of any debt or claim due or payable to me or in my favor now or at any future time, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

4. To enter, conduct, maintain, execute, disregard, annul, defend, oppose, present counter-claim, demand setoff, compromise, settle, arbitrate, or appeal in all law suits, legal proceeding, applications, disputes, financial claims and demands, accounts and all matters pending or being submitted now or to be pending or be submitted in the future between me and any person or persons, corporate or other body of any kind, to appear in my name and behalf or to represent me in any court of law (including civil, criminal, religious and consular courts) and before all law and other offices whatsoever, as my Attorney may deem meet and right, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

5. To represent me and to appear in my name and behalf before any official, government officer or competent authority, government office, the internal Revenue Service, or any municipal or local council or any other administrative officers, or before all and any offices for the registration of lands or rights in or on lands, or before any other authority in all matters affecting or connected with my affairs, including, but not limited to the United States Securities and Exchange Commission, and to sign and execute all manner of certificates, documents and contracts before such authorities or offices, including, but not limited statements and report regarding beneficial ownership in UST, and to perform all actions and matters which may he required by those authorities, or offices, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

6. In my name and behalf and for my account to buy, lease, rent, exchange or acquire in any other manner, to sell, let, mortgage and pawn or dispose of in any other manner whatsoever any property, whether movable or immovable, including matters subject to claim, factories, machines, tools which belong to me now or shall belong to me in the future, on such conditions as he may see fit, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

7. To pay and liquidate tax accounts of any kind in respect of any movable or immovable property, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

S. To receive in my favor any mortgage, account, lien or right, and give a release or acquittance therefore after they have been paid, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

9. To use moneys which are in my possession or which shall come into my possession in accordance with this Power of Attorney for the payment of the expenses involved in the execution of the activities stated heretofore or hereinafter, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

10. To borrow and obtain money on such conditions as my Attorney shall see fit, with or without surety, and without prejudice to the general purport of the preceding paragraphs, to mortgage, to pawn, to give a lien or right on any moneys, whether realty or personality, and any matters subject to claim, whether they belong to me now or shall belong to me at any future time, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

11. To invest all my moneys in such manner, at such interest and on such terms as my Attorney shall deem fit in his sole discretion, and from time to time to change such investments, and in the interval between investments to deposit all or part of them with any Bank, as my Attorney may deem fit, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

12. In my name and behalf to found and register companies and to cry out all activities required to the end of their creation, registration and proper operation, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

13. To transfer and take transfer of any stock, funds, shares or other securities which may come into my possession at any future time, and without prejudice to the general purport of anything said heretofore, to sign in my name and behalf on the memorandum or regulation of association of any company or corporate or other body and on all shares, or stock of such company or corporate or other body, and to pay all moneys payable upon so signing and all payments on account of shares, or stock of such company or corporate or other body, and to pay all moneys payable upon so signing and all payments on account of shares or expenses involved therein which may be made thereafter, as my Attorney may deem fit, and likewise to receive any dividends, interest, balance of assets and other income whatsoever deriving from any stock, or other moneys belonging to me now or which may belong to me at any future time, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

14. To benefit in my name and behalf from all the rights and privileges and fulfill all the fights and privileges and fulfill all the duties imposed on me now or to be imposed on me at any future time as a shareholder, stockholder, debenture holder or holder of any other interest in any company or corporate body and to vote at all meetings of any company, corporate body and the like, and to act as my attorney or proxy in all matters concerning any shares, stock or other investment held by me now or to be acquired by me at any future time in any such company or corporate body, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

15. To the extent that the law or the Articles of Association or regulations of any company or corporate body of which I am or may become a director permit, to act as substitute or alternate director in my name and behalf, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in LIST.

16. To implement and execute any contract or commitment by which I am, or may at any future time be, bound, alone or together with another or others or together with any body or society, and to change and annul the above, as my attorney may deem fit, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

17. To enter into or join in my name and behalf any partnership, transaction, syndicate or other community of interests, to represent me in any such partnership, to sign and execute all partnership agreements or duties to represent me in the joint interest and to participate in my place in the conduct of all the business of any partnership of which I am or may in future be a partner, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

18. To exercise any power vested in me or perform any duty incumbent on me alone or together or in partnership with others as personal representatives, trustees or by virtue of any trust, to the extent that such powers or duties are subject to valid transfer, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

19. To open or close my account with any bank or banks, and to draw, sign and endorse any check, draft, bill of exchange, bill of lading or cargo document, and any other transferable or negotiable document, as well as dividends or certificates entitling to a share in profit, and to sign in my name and behalf and perform all transfers, bills, documents and certificates of any kind, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

20. For all or any of the purposes of this Power of Attorney, in my name and behalf to give, execute and hand over any bonds, guarantees, indemnities, covenants and undertaking, as my Attorney shall deem fit or necessary, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

21. To employ transfer and dismiss any agents, employees, servants, workmen or other persons whatsoever in or in connection with the exercise of all or any of the powers conferred on my Attorney by this Power of Attorney, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

22. To draw, sign, hand over, receive, give in trust, make, transfer, endorse, pay or redeem any-bills of exchange, promissory notes, drafts, checks, Bills of lading, letters of credit, transferable or negotiable documents or other commercial documents of any kind, and to execute and perform on my behalf or otherwise any contracts, covenants, agreements and other matters as my Attorney may deem fit, in order to exercise the powers conferred on my Attorney by this Power of Attorney, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

23. To insure all my property or any part thereof, whether owned by me now or to be owned by me at any future time and whether in my possession or being claimed by me, with any insurance company or companies or insurance office or offices, to represent me and claim and receive any moneys which may be due to me under any policy or policies and to give valid and lawful receipts and releases for all the above, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

24. In my name and on my behalf, to apply for and demand the bankruptcy or winding up of any person or persons, body or association, and to make any sworn statement or prove any debts due to me now or at any future time or which I claim or may claim at any future time in any proceedings under any bankruptcy law in force in respect of remedies or otherwise in respects of uneollectable debts of firms or persons or in accordance with ant law regarding the winding up of companies and to take part and vote in any creditors meetings in accordance with any proceedings as aforesaid, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

25. To draw up, to sign and to issue ant statements, claims or notices over the signature of any notary, competent authority or other official, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

26. To receive in my name and behalf any registered or other mail or postal parcel and to sign receipts in connection therewith, in each case, solely to the extent that the foregoing relates to or directly or indirectly. arises from my present or future debt and/or equity interests in UST.

27. To participate by consent in any matter or any of the above matters or activities, together with any body or association, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

28. My Attorney shall be entitled to enter into any transactions or transactions including irrevocable powers of attorney in favor of third parties and \ or contracts and \ or undertakings on my behalf on the one hand with himself on the other hand and 1 or with any company or corporate body in which my Attorney exercises full or partial control' on such conditions as my Attorney shall deem fit and proper and likewise to transfer any of my property to himself and 1 or any company and I or corporate body in which he exercises full or partial control' for consideration or without consideration as a free gifts, and \ or by way of loan and 1 or in any other manner as my Attorney may deem fit, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

30. Generally, to perform and arrange any activities, contracts, matters and affairs of any kind whatsoever in connection with my property and affairs or to take part in performing and arranging activities, contracts, matters and interests as aforesaid with persons with whom I have a joint interest in such matters, whether those matters have been described explicitly or generally heretofore, and to do all this thoroughly and effectively as if I had done it in person but for this Power of Attorney, in each case, solely to the extent that the foregoing relates to or directly or indirectly arises from my present or future debt and/or equity interests in UST.

32. This Power of Attorney shall be governed by the law of the State of New York without regard to conflicts of law provisions therein.

I herewith undertake to confirm and uphold any act or matter which my Attorney or his deputy or agent or agents to be appointed by him under this Power of Attorney do or shall do, cause or shall cause by virtue of this Power of Attorney.

IN WITNESS WHEREOF I HAVE HEREUNTO SET MY HAND AND SEAL TODAY,

THIS 26 DAY OF JUNE , 2010 .

/s/ Abduluziz M AINamlah

(Abduluziz M AINamlah)

/s/ Musalam Al-Dosari	[NOTARY SEAL]
Musalam Al-Dosari 720-A
Signature authenticated without any responsibility to the Saudi Hollandi Bank-Rabwa branch towards the contents of the document.